THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO COMFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

UNITED AMERICAN CORPORATION

12% Convertible Debenture

Due: October 31, 2006

$100,000

This Debenture (the “Debenture”) is issued by UNITED AMERICAN CORPORATION, a Florida corporation (the “Company”), to Strathmere Associates International Limited (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01 Principal and Interest. For value received, on October 18, 2004 (the “Closing Date”), the Company hereby promises to pay to the order of the Holder on October 31, 2006 in lawful money of the United States of America and in immediately available funds the principal sum of one hundred thousand Dollars ($100,000), together with interest on the unpaid principal of this Debenture at the rate of twelve percent (12%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At the Holder’s option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on October 31, 2006 or (b) converted in accordance with Section 1.02 herein.

Section 1.02 Optional Conversion. The Holder is entitled, at its option, to convert all or any part of the principal amount of the Debenture into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the price per share (the “Conversion Price”) equal to twenty cents per share ($0.20 per share). To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit “A” to this Debenture, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth

[Missing Graphic Reference]

herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.

        Section 1.03 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within forty five (45) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Sections 1.04 Right of Redemption. The Company and the Holder may mutually agree redeem a portion, or all, of the outstanding Debenture. The redemption price shall be one hundred ten percent (110%) of the amount redeemed plus accrued interest. Should the Company obtain aggregate financing (through any combination of debt or equity) of $2,000,000 or more, the Holder will have the right to redeem a portion or all of the outstanding debenture with 5 business days advance written notice. The redemption price shall be one hundred and five percent (105%) of the amount redeemed plus accrued interest.

Section 1.05 Registration Rights. The Company is not obligated to register the sale or resale of the Conversion Shares under the Securities Act of 1933, as amended.

Section 1.06 Interest Payments. The interest so payable will be paid every six months, redemption or conversion to the person or company in whose name this Debenture is registered. At the time such interest is payable, the Company will pay the interest in cash (via wire transfer or certified funds).

Section 1.07 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.08 Security of the Debenture. This Debenture is secured against the assets of the company.

ARTICLE II.

Section 2.01 Amendments and Waiver of Default. The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

[Missing Graphic Reference]

ARTICLE III.

Section 3.01 Events of Default. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company’s transfer agent to issue Common Stock to the Holder within five (5) business days of the Company’s receipt of the attached Notice of Conversion from Holder; and (c) events of bankruptcy or insolvency. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of this Debenture and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture, convert all Debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

ARTICLE IV.

Section 4.01 Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time following the Closing Date, into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 above, except as otherwise specified in Section 1.02 above.

Section 4.02 Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture or the Company redeems a portion of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

Section 4.03 Termination of Conversion Rights. The Holder’s right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on October 31, 2006 and this Debenture shall be automatically converted or redeemed on that date at the option of the Holder in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder or the face value of the Debenture along with accrued interest.

ARTICLE V.

Section 5.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

ARTICLE VI.

Section 6.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

[Missing Graphic Reference]

If to the Company, to:
220 De La Coulee
Mount Saint Hilaire
Quebec, Canada J3H 5Z6

If to the Holder:
468 Pleasant Park Road
Ottawa Ontario K1H 5N1
Canada

Section 6.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the Province of Ontario without giving effect to the principals of conflict of laws thereof.

Section 6.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties thereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS THEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

AMERICAN UNITED CORPORATION

Per: /s/ Benoit Laliberte

Name: Benoit Laliberte
Title: CEO, CFO, & Director

Strathmere Associates International Limited

Per: /s/ Lawry Trevor-Deutsch

Name: Lawry Trevor-Deutsch
Title: President

[Missing Graphic Reference]

EXHIBIT “A”
NOTICE OF CONVERSION
--------------------------------
(To be executed by the Holder in order to Convert the Debenture)

TO:
The undersigned hereby irrevocably elects to convert US$____________________________ of the principal amount of the above Debenture into Shares of Common Stock of United American Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
________________________________________________

Applicable Conversion Price:
________________________________________________

Signature:
________________________________________________

Name:
________________________________________________

Address:
________________________________________________

Amount to be converted:
US$_____________________________________________

Amount to Debenture unconverted:
US$____________________________________________

Conversion Price per share:
US$____________________________________________

Number of shares of Common Stock to be issued:
________________________________________________

Please issue the shares of Common Stock in the following name and to the following address:
________________________________________________

Issue to:
________________________________________________

Authorized Signature:
________________________________

Name:
________________________________________________

Title:
________________________________________________

Phone Number:
________________________________________________